UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

TRI-COUNTY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of principal executive offices)

 (301) 645-5601
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2011, Tri-County Financial Corporation (the “Company”) filed Articles Supplementary to the Company’s Articles of Incorporation with the Maryland Department of Assessments and Taxation to designate the terms, preferences, limitations and relative rights of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”).  The Company’s Board of Directors authorized the Series C Preferred Stock in connection with the Company’s previously announced preliminary approval to receive an investment of up to $20.0 million in the Company’s preferred stock from the United States Department of the Treasury (the “Treasury”) under the Small Business Lending Fund (the “SBLF”).  The issuance of the preferred stock under the SBLF is subject to review of the SBLF documentation by the Company and final due diligence by the Treasury.

A copy of the Articles Supplementary for the Series C Preferred Stock is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	3.1	Articles Supplementary to the Articles of
Incorporation of the Company for the Series C Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-COUNTY FINANCIAL CORPORATION

Dated: September 16, 2011	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer